UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement

Effective August 15, 2023, Virpax Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Mack Amendment”) to the Employment Agreement, dated as of September 18, 2018, as amended March 29, 2022, by and between the Company and Anthony Mack (the “Mack Employment Agreement”). Pursuant to the Mack Amendment, if the Mack Employment Agreement is terminated by Mr. Mack for Good Reason (as defined in the Mack Employment Agreement) or by the Company without Cause (as defined in the Mack Employment Agreement) (other than on account of Mr. Mack’s death or disability), subject to the Company’s receipt of a release in each case within twelve months following a Change in Control (as defined in the Mack Employment Agreement), Mr. Mack will be entitled to receive his Accrued Obligations (as defined in the Mack Employment Agreement) and, subject to Mr. Mack’s compliance with the terms of the Mack Employment Agreement, Mr. Mack will be entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Mack’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Mack’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Mack under the Company’s 2022 Plan.

The foregoing description of the Mack Amendment does not purport to be complete and is qualified in its entirety by reference to the Mack Amendment, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Incentive Stock Option Grant Agreement

On August 15, 2023, the Company amended the vesting terms of the incentive stock option issued to Vinay Shah to provide that that 25% of the shares of the Company’s common stock subject to the option will vest after 12 months of continuous service and 75% of the shares will vest in equal monthly installments over the next 24 months of continuous service.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment to Employment Agreement, dated August 15, 2023, by and between Virpax Pharmaceuticals, Inc. and Anthony Mack

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: August 16, 2023	By:	/s/ Anthony Mack
Anthony Mack
Chief Executive Officer

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